UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2017

TEAM HEALTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee	37919
(Address of registrant’s principal executive office)	(Zip code)

(865) 693-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2025

On February 1, 2017 (the “Issue Date”), Tennessee Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Tennessee Parent, Inc., a Delaware corporation (“Parent”), issued $865.0 million aggregate principal amount of 6.375% Senior Notes due 2025 (the “Notes”) pursuant to an Indenture, dated as of the Issue Date, by and between Merger Sub and Wilmington Trust, National Association, as trustee (the “Trustee”), registrar, paying agent, transfer agent and authenticating agent (the “Indenture”).

On the Issue Date, the gross proceeds from the offering of the Notes were deposited into an escrow account. The gross proceeds from the offering of the Notes were released from escrow on February 6, 2017 (the “Escrow Release Date”) after certain escrow conditions were satisfied, including the consummation of the merger of Merger Sub with and into the Company (as defined below) (the “Merger”). The net proceeds from the offering of the Notes, together with borrowings under the New Senior Secured Credit Facilities (as defined below) and cash equity contributions by certain investment funds affiliated with The Blackstone Group L.P. (the “Sponsor”), were used to finance the consummation of the Merger, to repay the outstanding indebtedness of Team Health Holdings, Inc. (the “Company”) and its subsidiaries and to pay certain related fees and expenses related to the Merger.

Indenture and Supplemental Indenture

On the Issue Date, Merger Sub and the Trustee entered into the Indenture, providing for the issuance of the Notes. The Notes bear interest at 6.375% per annum and mature on February 1, 2025. Interest on the Notes is payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2017, to holders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding each such interest payment date.

Prior to February 1, 2020, the Notes may be redeemed at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, if any, plus the “make-whole” premium set forth in the Indenture. In addition, prior to February 1, 2020, up to 40% of the aggregate principal amount of the Notes may be redeemed at a redemption price equal to 106.375% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest to, but not including, the redemption date, with an amount equal to the net cash proceeds of an “Equity Offering” (as defined in the Indenture), subject to certain conditions.

On or after February 1, 2020, the Notes will be subject to redemption at any time and from time to time, in whole or in part, at the applicable redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

The Indenture contains restrictive covenants that limit, among other things, the ability of Merger Sub and, following the Escrow Release Date and the Company and the Guarantors (as defined below) entering into the Supplemental Indenture (as defined below), the Company and the Guarantors, to incur or guarantee additional debt or issue disqualified stock or certain preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into certain transactions with affiliates; merge or consolidate; enter into agreements that restrict the ability of certain restricted subsidiaries to make dividends or other payments to the Company or the Guarantors; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also contains customary events of default which would permit the holders of the Notes to declare those Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Upon the consummation of the Merger, Merger Sub merged with and into the Company, with the Company surviving the Merger, and the Company and each of the Company’s wholly-owned domestic subsidiaries that guarantee its obligations under its New Senior Secured Credit Facilities (the “Guarantors”) entered into a supplemental indenture to the Indenture, dated as of February 6, 2017 (the “Supplemental Indenture”) with the Trustee. Pursuant to the Supplemental Indenture, the Company assumed all of the obligations of Merger Sub under the Notes and the Indenture, and the Notes were guaranteed on a senior unsecured basis by the Guarantors. The guarantees provided by the Guarantors may be released under certain circumstances described in the Indenture.

New Senior Secured Credit Facilities

On February 6, 2017 the Company entered into a credit agreement (the “Credit Agreement”) governing its new senior secured credit facilities (the “New Senior Secured Credit Facilities”) with JPMorgan Chase Bank, N.A. as administrative agent, collateral agent, swing line lender and L/C issuer, the Guarantors, Parent and the lenders from time to time party thereto.

The New Senior Secured Credit Facilities provide for a senior secured term loan facility in an aggregate principal amount of $2,750.0 million (the “New Term Loan Facility”) and a senior secured revolving credit facility in an aggregate principal amount of $400.0 million (the “New Revolving Facility”).

The New Revolving Facility includes sub-facilities for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the Credit Agreement provides that we will have the right at any time, subject to customary conditions, to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $400.0 million and (2) an amount equal to 75.0% of the Company’s trailing twelve-month consolidated EBITDA at the time of determination plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the term loans under the Credit Agreement and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the Credit Agreement, in each case prior to or simultaneous with the date of any such incurrence (to the extent not funded with the proceeds of long-term debt other than revolving loans) plus (c) an additional unlimited amount so long as we (I) in the case of incremental indebtedness that is secured by the collateral on a pari passu basis with the New Senior Secured Credit Facilities, do not exceed a specified pro forma first lien net leverage ratio, (II) in the case of incremental indebtedness that is secured by the collateral on a junior basis with respect to the New Senior Secured Credit Facilities, do not exceed a specified pro forma secured net leverage ratio and (III) in the case of unsecured incremental indebtedness (or indebtedness not secured by all or a portion of the collateral securing the New Senior Secured Credit Facilities), either do not exceed a specified total net leverage ratio or satisfy a specified interest coverage ratio. The lenders under the New Senior Secured Credit Facilities are not under any obligation to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Interest Rate and Fees

Borrowings under the New Senior Secured Credit Facilities will bear interest, at the Company’s option, at a rate per annum equal to an applicable margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing, in each case, subject to interest rate floors.

Prepayments

The New Senior Secured Credit Facilities contain customary mandatory prepayments, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness. The Company may voluntarily repay outstanding loans under the New Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New Term Loan Facility in connection with certain repricing transactions that occur prior to the twelve-month anniversary of the closing of the New Senior Secured Credit Facilities are subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Amortization and Maturity

The term loans under the New Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the date that is seven years after the closing of the New Senior Secured Credit Facilities. The New Revolving Facility will mature five years after the closing of the New Senior Secured Credit Facilities.

Guarantee and Security

All of the Company’s obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons will be unconditionally guaranteed by Parent, the Company (with respect to hedge agreements and cash management arrangements not entered into by the Company) and each of the Guarantors, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.

All obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, will be secured, subject to permitted liens and other exceptions, by: (i) a perfected first-priority pledge of all the equity interests of the Company, each Guarantor and certain subsidiaries of the Company and the Guarantors (limited to 65% of voting stock in the case of first-tier foreign subsidiaries) and (ii) perfected first-priority (a) security interests in substantially all tangible and intangible personal property of the Company and the Guarantors and (b) mortgages on material fee-owned real property of the Company and the Guarantors in excess of a specified value (subject to certain other exclusions).

Certain Covenants and Events of Default

The New Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and the Guarantors to:

•	incur additional indebtedness and guarantee indebtedness;

•	create or incur liens;

•	engage in mergers or consolidations;

•	sell, transfer or otherwise dispose of assets;

•	pay dividends and distributions or repurchase capital stock;

•	prepay, redeem or repurchase certain indebtedness;

•	make investments, loans and advances;

•	enter into agreements which limit the ability of the Company and the Guarantors to incur liens on assets;

•	enter into amendments to certain subordinated indebtedness in a manner materially adverse to the lenders; and

•	covenant regarding limiting actions of related professional corporations.

The New Senior Secured Credit Facilities contain a springing financial covenant requiring compliance with a maximum ratio of first lien net indebtedness to consolidated EBITDA of 7.80:1.00, applicable solely to the New Revolving Facility. The financial covenant will be tested on the last day of any fiscal quarter (commencing with the fiscal quarter ending on June 30, 2017) only if the aggregate principal amount of borrowings under the New Revolving Facility (including swingline loans) and certain outstanding letters of credit, exceeds 35% of the total amount of commitments under the New Revolving Facility on such day.

The New Senior Secured Credit Facilities will also limit Parent’s activities to being a passive holding company and will also contain certain customary affirmative covenants and events of default for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the New Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Senior Secured Credit Facilities and all actions permitted to be taken by secured creditors.

Item 1.02 Termination of a Material Definitive Agreement.

Credit Agreement. On February 6, 2017, the Company and its subsidiaries terminated the Second Amended and Restated Credit Agreement, dated as of November 23, 2015 (as amended by Amendment No. 1, dated as of June 2, 2016, and as further amended, amended and restated, modified, supplemented, replaced and/or refinanced from time to time), among the Company, Team Health, Inc., a Tennessee corporation, and an indirect subsidiary of the Company (“Team Health”), as the borrower, JPMorgan Chase Bank, N.A. as administrative agent and the other parties from time to time party thereto, and all obligations thereunder, other than certain indemnity obligations, were repaid, satisfied and discharged in full.

Satisfaction and Discharge of Indenture. On January 9, 2017, Team Health directed Wells Fargo Bank, National Association, as trustee (the “2023 Notes Trustee”), under the indenture, dated as of November 23, 2015 (the “2023 Notes Indenture”), by and among Team Health, the guarantors named therein and the 2023 Notes Trustee, to issue (i) a conditional notice of partial redemption (the “First Partial Redemption”) to redeem $218,000,000 in aggregate principal amount of Team Health’s outstanding 7.250% Senior Notes due 2023 (the “2023 Notes”) on February 6, 2017, at a redemption price of 107.250% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, and (ii) a conditional notice of redemption (the “Second Redemption”) to redeem in full the issued and outstanding 2023 Notes after giving effect to the First Partial Redemption on February 6, 2017 (which Second Redemption was subsequently delayed until February 7, 2017), at a redemption price of 100% of the outstanding aggregate principal amount of the 2023 Notes, plus the applicable make-whole premium and accrued and unpaid interest to, but excluding, the redemption date. On February 6, 2017, in connection with the consummation of the Merger, Team Health deposited or caused to be deposited with the 2023 Notes Trustee funds in an amount sufficient to redeem the 2023 Notes in connection with the First Partial Redemption and Second Redemption, and the 2023 Notes Indenture was satisfied and discharged effective as of February 6, 2017.

JANA Cooperation Agreement. On February 6, 2017, the Company entered into a Termination Agreement (the “Termination Agreement”) with JANA Partners LLC (“JANA”). Pursuant to the Termination Agreement, effective upon the effective time of the Merger, the Cooperation Agreement (the “Cooperation Agreement”), dated as of March 22, 2016, between the Company and JANA was terminated with no further force or effect, and neither the Company nor JANA have any further rights, liabilities or obligations under the Cooperation Agreement from and after the effective time of the Merger. The Confidentiality Agreement, dated as of March 22, 2016, between the Company and JANA, survives in accordance with the terms thereof. A copy of the Termination Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination Agreement by and between Team Health Holdings, Inc. and JANA Partners LLC, dated as of February 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2017	TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement by and between Team Health Holdings, Inc. and JANA Partners LLC, dated as of February 6, 2017

9